Calculation of Filing Fee Tables
S-3
Alpine Income Property Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Rights	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 202,711,141.67	0.0001381	$ 27,994.41
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-274724	09/29/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-274724	09/29/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-274724	09/29/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-274724	09/29/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-274724	09/29/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-274724	09/29/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 197,288,858.33			S-3	333-274724	09/29/2023	$ 21,741.23
			Total Offering Amounts:				$ 400,000,000.00		$ 27,994.41
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 27,994.41
Offering Note
[1]	Note 1(a). Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Not specified as to each class of securities to be registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000. There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or rights to purchase shares of common stock or preferred stock, as may be sold, from time to time separately or as units in combination with other securities registered hereunder. Note 1(b). Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Not specified as to each class of securities to be registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000. There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or rights to purchase shares of common stock or preferred stock, as may be sold, from time to time separately or as units in combination with other securities registered hereunder. Note 1(c). Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Not specified as to each class of securities to be registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000. With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $400,000,000. Note 1(d). Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Not specified as to each class of securities to be registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000. There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or rights to purchase shares of common stock or preferred stock, as may be sold, from time to time separately or as units in combination with other securities registered hereunder. Note 1(e). Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Not specified as to each class of securities to be registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000. There is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase shares of common stock or preferred stock. Note 1(f). Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Not specified as to each class of securities to be registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000. There is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.

[2]	The Registrant previously registered $350,000,000 in aggregate offering price of securities pursuant to the registration statement on Form S-3 (No. 333-274724) filed with the SEC on September 27, 2023 and declared effective on September 29, 2023 (the "2023 Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is carrying forward to this registration statement $197,288,858.33 in aggregate offering price of securities that were initially registered under the 2023 Registration Statement and remain unsold (the "Unsold Securities"). The Registrant previously paid a filing fee of $21,741.23 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement). A filing fee of $27,994.41 with respect to the remaining $202,711,141.67 of securities registered hereunder is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the 2023 Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the 2023 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date